IBT BANCORP, INC.
                                     BY-LAWS

                                    02-18-03

                                    INDEX TO
                                    BYLAWS OF
                                IBT BANCORP, INC.

ARTICLE I                          MEETINGS OF SHARHOLDERS

                  Section 101                    Place of Meetings
                  Section 102                    Annual Meetings
                  Section 103                    Special Meetings
                  Section 104                    Conduct of Shareholders' Meetings

ARTICLE II                         DIRECTORS AND BOARD MEETINGS

                  Section 201                    Management by Board of Directors
                  Section 202                    Nomination of Directors
                  Section 203                    Directors Must be Shareholders
                  Section 204                    Eligibility and Mandatory Retirement
                  Section 205                    Number of Directors and Vacancies
                  Section 206                    Compensation of Directors
                  Section 207                    Regular Meetings
                  Section 208                    Special Meetings
                  Section 209                    Reports and Records

ARTICLE III                        COMMITTEES

                  Section 301                    Committees
                  Section 302                    Executive Committee
                  Section 303                    Appointment of Committee Members

ARTICLE IV                         OFFICERS

                  Section 401                    Officers
                  Section 402                    Chairman of the Board
                  Section 402.1                  Chief Executive Officer
                  Section 403                    President
                  Section 404                    Vice Presidents
                  Section 405                    Secretary
                  Section 406                    Treasurer
                  Section 407                    Assistant Officers
                  Section 408                    Compensation
                  Section 409                    General Powers
                  Section 410                    Mandatory Retirement

ARTIVLE V                          INDEMNIFICATION

                  Section 501                    Mandatory Indemnification Optional
                  Section 502                    Indemnification

ARTICLE VI                         SHARES OF CAPITAL STOCK

                  Section 601                    Authority to Sign Share Certificates
                  Section 602                    Lost or Destroyed Certificates


ARTICLE VII                        GENERAL

                  Section 701                    Fiscal Year
                  Section 702                    Record Date
                  Section 703                    Absentee Participation in Meetings
                  Section 704                    Emergency Bylaws
                  Section 705                    Severability

ARTICLE VIII                       AMENDMENT OR REPEAL

                  Section 801                    Amendment or Repeal by the Board of Directors
                  Section 802                    Recording Amendments and Repeals

ARTICLE IX                         APPROVAL OF AMENDED BYLAWS AND RECORD OF
                                                 AMENDMENTS AND REPEALS

                  Section 901                    Approval and Effective Date
                  Section 902                    Amendments or Repeals


                                     BYLAWS

                                       OF

                                IBT BANCORP, INC.


These Bylaws are supplemental to the Pennsylvania Business Corporation Law and other applicable provisions of law, as the same shall from time to time be in effect.


                                   ARTICLE I.
                                   ----------

                            MEETINGS OF SHAREHOLDERS.
                            -------------------------

         Section 101. (Place of Meetings) All meetings of the shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

         Section 102. (Annual Meetings) The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of April in each year. Any business which is a proper subject for shareholder action may be transacted at the annual meeting.

         Section 103. (Special Meetings) Special meetings of the shareholders may be called at any time by the Board of Directors, the President, or by the shareholders entitled to cast at least one-third of the vote which all shareholders are entitled to cast at the particular meeting.

         Section 104. (Conduct of Shareholders' Meetings) The Chairman of the Board shall preside at all shareholders' meetings. In the absence of the Chairman of the Board, the President shall preside or, in his/her absence, any Officer designated by the Board of Directors. The Officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the Officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any question.


                                   ARTICLE II
                                   ----------

                          DIRECTORS AND BOARD MEETINGS
                          ----------------------------

         Section 201. (Management by Board of Directors) The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

         Section 202. (Nomination for Directors) Nominations for directors to be elected at an annual meeting of shareholders, except those made by the Board of Directors of the Corporation, must be submitted to the Secretary of the Corporation in writing not later than the close of business on the sixtieth
(60th) day immediately preceding the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder:

          (a)  name and address of each proposed nominee

          (b)  the principal occupation of each proposed nominee

          (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee

          (d)  the name and residence address of the notifying shareholder

          (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Presiding Officer of the meeting, and upon his/her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies herewith.

         Section 203. (Directors Must be Shareholders) Every Director must be a shareholder of the Corporation and shall own in his/her own right at least one hundred (100) shares of capital stock of the Corporation. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Directors vacated.

         Section 204. (Eligibility and Mandatory Retirement) No person shall be eligible to be newly elected or appointed as a Director as he/she shall have attained the age of seventy five (75) years on or prior to the date of his/her election. Notwithstanding the foregoing, the mandatory retirement provisions of this section shall not apply retroactively to those Directors elected as Interim Directors at the first meeting of the Board of Directors of the Corporation (with the exception of William D. Fawcett, Sr. and J. Curt Gardner), nor thereafter, should they desire to stand for reelection thereafter. Any Director of this Corporation, with the exception of the Interim Directors as specified above, who attains the age of seventy five (75) years shall cease to be a Director (without any action on his/her part) at the close of business on the day prior to the date of the next shareholders' meeting at which directors are to be elected regardless of whether or not his/her term as a Director would otherwise expire at such shareholders' meeting. The Board of Directors may designate one or more persons who have retired from the Board as honorary members of the Board. Such honorary members may attend meetings of the Board but shall have no authority to vote or receive compensation.

         Section 205. (Vacancies) Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by the remaining members of the Board even though less than a quorum. Any Director elected to fill a vacancy in the Board of Directors shall become a member of the same Class of Directors in which the vacancy existed; but if the vacancy is due to an increase in the number of Directors a majority of the members of the Board of Directors shall designate such directorship as belonging to Class 1, Class 2 or Class 3 so as to maintain the three (3) classes of Directors as nearly equal in number as possible. Each Director so elected shall be a Director until his/her successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

         Section 206. (Compensation of Directors) No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a Director and a reasonable fee to be paid each Director his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as a member of the Board.

         Section 207. (Regular Meetings) Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Notice need not be given of regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.

         A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

         Except as otherwise provided herein, a majority of those directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

         Section  208.  (Special  Meetings)  Special  meetings  of the  Board of
Directors may be called by the President or at the request of five or more members of the Board of Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting excepting the Organization Meeting following the election of Directors.

         Section 209. (Reports and Records) The reports of Officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.


                                   ARTICLE III
                                   -----------

                                   COMMITTEES
                                   ----------

         Section 301. (Committees) The following Committee of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish.

         Section 302. (Executive Committee) The Executive Committee shall consist of the Chairman of the Board, the President and at least four (4) other Directors. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

         Section 303. (Appointment of Committee Members) The Board of Directors shall elect the members of the Committees and the Chairman and Vice Chairman of each such Committee to serve until the next annual meeting of shareholders. The President shall appoint or shall establish a method of appointing, subject to the approval of the Board of Directors, the members of any other Committees established by the Board of Directors, and the Chairman and Vice Chairman of such Committee, to serve until the next annual meeting of shareholders. The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine.


                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

         Section 401. (Officers) The Officers of the Corporation shall be a Chairman of the Board, a President, one (1) or more Vice Presidents, a Secretary, a Treasurer, and such other Officers and Assistant Officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary, and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two (2) or more offices except both the offices of President and Secretary. The Officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine. Any Officer may be removed at any time, with or without cause, and regardless of the term for which such Officer was elected, but without prejudice to any contract right of such Officer. Each Officer shall hold his office for the current year for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board of Directors.

         Section 402. (Chairman of the Board) The Board of Directors shall elect a Chairman of the Board at the first regular meeting of the Board following each annual meeting of shareholders at which Directors are elected. The Chairman of the Board shall be a member of the Board of Directors and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

         Section 402.1 (Chief Executive Officer) The Board of Directors will designate a Chief Executive Officer (CEO) at the first regular meeting of the Board following each annual meeting of shareholders. The Chief Executive Officer shall have general supervision of all business of the corporation and shall prescribe the duties of the other Officers and Employees and see to the proper performance thereof. The Chief Executive Officer may be either the Chairman of the Board or President, but must be a full time employee of IBT Bancorp, Inc. or Irwin Bank & Trust Company.

         Section 403. (President) The President shall have general supervision of all of the departments and business of the Corporation and shall prescribe the duties of the other Officers and Employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other Officer or Agent of the Corporation by the Board of Directors or by the President. The President shall be a member of the Board of Directors. In the absence or disability of the Chairman of the Board or his/her refusal to act, the President shall preside at meetings of the Board. In general, the President shall perform all the duties and exercise all the powers and authorities incident to such office or as prescribed by the Board of Directors

         Section 404. (Vice Presidents) The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the President. In the event of the absence or disability of the President or his/her refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their authority, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

         Section 405. (Secretary) The Secretary shall act under the supervision of the President or such other Officers as the President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by these Bylaws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, President, or such other Supervising Officer as the President may designate.

         Section 406. (Treasurer) The Treasurer shall act under the supervision of the President or such other Officer as the President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other Supervising Officer as the President may designate.

         Section 407. (Assistant Officers) Unless otherwise provided by the Board of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors, the President or the Officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

         Section 408. (Compensation) The President's Compensation shall be set by the Board of Directors. The Compensation of all Officers shall be set by the Personnel Committee of the Board of Directors and all other salaries shall be set by the President.

         Section 409. (General Powers) The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.


                                    ARTICLE V
                                    ---------

                                 INDEMNIFICATION
                                 ---------------

         Section 501. (Mandatory Indemnification) The Corporation shall, to the full extent permitted by the Pennsylvania Business Corporation Law, as amended from time to time, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a Director, Officer or Employee of the Corporation or of any of its subsidiaries.

         Section 502. (Optional Indemnification) In all situations in which indemnification is not mandatory under Section 501 hereof, the Corporation may, to the full extent permitted by the Pennsylvania Business Corporation Law, as amended from time to time, indemnify all persons whom it is empowered to indemnify pursuant thereto.


                                   ARTICLE VI
                                   ----------

                             SHARES OF CAPITAL STOCK
                             -----------------------

         Section 601. (Authority to Sign Share Certificates) Every share certificate of the Corporation shall be signed by the President and by the Secretary or one of the Assistant Secretaries. Certificates may be signed by a facsimile signature of the President and the Secretary or one of the Assistant Secretaries of the Corporation.

         Section 602. (Lost or Destroyed Certificates) Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.

                                   ARTICLE VII
                                   -----------

                                     GENERAL
                                     -------


         Section 701. (Fiscal Year) The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first
(31st) day of December in each year.

         Section 702. (Record Date) The Board of Directors may fix any time whatsoever (but not more than fifty (50) days) prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

         Section 703. (Absentee Participation in Meetings) One (1) or more Directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

         Section 704. (Emergency Bylaws) In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

          (a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;"

          (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

          (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

         Section 705. (Severability) If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

                                  ARTICLE VIII
                                  ------------

                               AMENDMENT OR REPEAL
                               -------------------

         Section 801. (Amendment or Repeal by the Board of Directors) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly convened. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.

         Section 802. (Recording Amendments and Repeals) The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date and vote of such amendment or repeal.


                                   ARTICLE IX
                                   ----------

                           APPROVAL OF AMENDED BYLAWS
                      AND RECORD OF AMENDMENTS AND REPEALS
                      ------------------------------------

         Section 901. Approval and Effective Date. These Bylaws have been approved as the Bylaws of the Corporation this 18th day of February, 2003, and shall be effected as of said date.

         Section 902. (Amendments or Repeals)